Exhibit 99.1

LOAN PURCHASE AND SALE AGREEMENT

THIS LOAN PURCHASE AND SALE AGREEMENT (“Agreement”), made and entered into this 30 day of April, 2015, by and between DX, LLC, a Kansas limited liability company, whose address is 3118 N. Cummings Road (P.O. Box 399) Garden City, Kansas 67846, hereinafter referred to as “Purchaser”), and LOS ALAMOS NATIONAL BANK, a national banking association, whose address is 6700 Jefferson St NE, Suite D-1, Albuquerque, NM 87109 (hereinafter referred to as (“Seller”).

W I T N E S S E T H

WHEREAS, Seller owns that certain Promissory Note dated November 23, 2010, executed by Manhattan Isotope Technology, LLC in the original principal amount of Seven Hundred Thousand Dollars and NO Cents ($700,000.00); that certain Promissory Note dated November 23, 2011, executed by Manhattan Isotope Technology, LLC_in the original principal amount of Seven Hundred Thousand Dollars and NO Cents ($700,000.00); that certain Promissory Note dated February 10, 2012, executed by Manhattan Isotope Technology, LLC_in the original principal amount of Seven Hundred Eight Thousand Three Hundred Twenty-One Dollars and Thirty-Three Cents ($708,321.33); that certain Change In Terms Agreement dated February 10, 2013 executed by between Manhattan Isotope Technology, LLC; that certain Change In Terms Agreement dated September 26, 2014 executed by and between Manhattan Isotope Technology, LLC, together with various other loan documents and guaranty agreements that are described on Exhibit A which is attached hereto and incorporated herein by reference (referred to herein collectively as the “Loan”); and

WHEREAS, the Purchaser has agreed to purchase from Seller and Seller has agreed to sell to Purchaser the Loan upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree to be bound to the following:

1. PURCHASE AND SALE On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties of the parties herein, at the closing referred to in Section 4 hereof (the “Closing”), the Seller shall sell, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, the Loan.

2. PURCHASE PRICE The total purchase price (herein “Purchase Price”) to be paid to Seller by Purchaser for the Loan is Four Hundred Thousand Dollars ($400,000.00), all of which shall be paid as follows:

(a) Earnest Money. Purchaser hereby tenders the sum of Twenty-Four Thousand Dollars ($24,000.00) as earnest money (the “Earnest Money”) by way of wire transfer which is to be deposited with Seller. The Earnest Money shall be held by Seller in accordance with this Agreement, and shall be applied at Closing in the manner set forth below for payment of the Cash Payment.

(b) Cash Payment. At Closing, Purchaser shall pay to the Seller the entire Purchase Price in cash, which shall include the Earnest Money.

3. DELIVERY OF THE LOAN At the Closing, Seller shall deliver to the Purchaser:

(a) Except as set forth herein, all of Seller’s right, title and interest in and to the Loan as documented by the Loan Documents described on Exhibit A, which is attached hereto and incorporated herein by reference. The Loan has a current outstanding principal balance together with accrued interest and late charges of $487,568.42 as of March 10, 2015. Interest continues to accrue on the Indebtedness at the default rate of interest which is Sixteen Percent (16%) per annum from March 11, 2015. At Closing, Seller shall execute the Allonge in substantially the form attached here as Exhibit B, which is incorporated herein by reference, assigning all of the Seller’s right, title and interest in the Promissory Note dated February 10, 2012, the Change in Terms Agreement dated February 10, 2013, and the Change in Terms Agreement dated September 26, 2014, without recourse, warranty or representation, except as specifically set forth in this Agreement. The Loan has not been renewed, extended or modified at any time subsequent to March 10, 2015.

(b) At Closing, the Seller shall execute the Assignment of the Loan Documents in the form that is attached as Exhibit C, which is attached hereto and incorporated herein by reference without recourse, warranty or representation, except as specifically set forth in this Agreement. The Change in Terms Agreement dated February 10, 2013 (Item 5 on Exhibit A), and the Change in Terms Agreement dated September 26, 2014 (Item 6 on Exhibit A) shall be originals. The remaining Loan Documents shall be copies.

(c) At Closing, the Seller shall execute the Assignment of Mortgage in the form that is attached as Exhibit D, which is attached hereto and incorporated herein by reference without recourse, warranty or representation, except as specifically set forth in this Agreement. Purchaser understands, acknowledges, and agrees that only the Mortgage for the property located at 154 Wheeler Place, Copper Mountain, Summit County, Colorado, is being assigned and such Mortgage is not a first mortgage.

The above referenced documents are herein referred to as the “Loan Materials”.

(d) Purchaser understands, acknowledges and agrees that there are documents concerning the Loan that are not included in the Loan Materials that are not being assigned, transferred or delivered to Purchaser and that such documents may include but not be limited to the financial statements, loan write-ups, reports, title documents and other documents, all of which are not sold, transferred, assigned or conveyed by Seller to Purchaser, and Purchaser shall not request or be provided access to any of said documents. Notwithstanding anything herein to the contrary, nothing herein shall preclude or prevent Purchaser from seeking discovery of non-privileged documents through ordinary judicial process in the course of its defense or prosecution of any claim by or against any borrower or guarantor under the loans herein conveyed, nor shall anything herein preclude or waive any objection of Seller to producing any such documents requested under the applicable rules of procedure.

4. CLOSING The Closing shall take place at the offices of the Seller at 10:00 a.m., on April 28, 5, 2015 or at such other date as may be agreed to in writing by the parties hereto. The date upon which the Closing shall take place is hereinafter called the “Closing Date”.

5. REPRESENTATIONS AND WARRANTIES OF SELLER The Seller hereby represents and warrants to the Purchaser as follows:

(a) Seller is the legal owner of the Loan. The Seller has, and will have at the time of the Closing good and valid title to the Loan to be sold by the Seller hereunder, free and clear of all Encumbrances. Seller will not renew, extend or modify the Loan before Closing.

(b) The Loan Materials are not pledged by the Seller as collateral for any purposes, or assigned by the Seller to any entity.

(c) The real property lien, evidenced by the Mortgage and other collateral securing the Loans have not been released or terminated and Seller will refrain from accepting any partial payments from any Borrower or Guarantor prior to closing.

(d) Seller is authorized and empowered to enter into this Agreement and to sell the Loan. All requisite action has been taken by Seller in order to enter into this Agreement and sell the Loan. This Agreement is valid and enforceable against the Seller. The person executing this Agreement and all documents related hereto for Seller is authorized by Seller to sign for Seller. The Seller is not in bankruptcy.

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser hereby represents and warrants to the Seller that Purchaser is authorized and empowered to enter into this Agreement and to purchase the Loan. All requisite actions have been taken by Purchaser in order to enter into this Agreement and purchase the Loan. This Agreement is valid and enforceable against the Purchaser. The person executing this Agreement and all documents related to it for Purchaser is authorized by Purchaser to sign for Purchaser. The Purchaser is not in bankruptcy

7. SALE OF LOAN AND ALL RELATED MATTERS IS WITHOUT RECOURSE, REPRESENTATION OR WARRANTY Except as specifically set forth in this Agreement, Purchaser acknowledges, understands, and agrees that neither Seller, nor any agent, employee or representative of Seller, has made any representations, warranties, promises, covenants, agreements or guaranties of any kind or character, whether express or implied, oral or written, past present or future, of, as to, concerning or with respect to:

(a) The nature, quality or condition of the collateral described in the Mortgage, including, without limitation, any environmental, soil or geology issues;

(b) The income to be derived from the collateral described in the mortgage;

(c) The suitability of the collateral described in the Mortgage and any and all activities and uses, which Purchaser may conduct thereon;

(d) The collectability of the Loan, the accuracy, completeness, or enforceability of the Loan Materials;

(e) Any other matter with respect to the Loan or the collateral described in the Mortgage.

Purchaser further acknowledges and agrees that it is completely familiar with the Loan and the Loan Materials and that it has been given the opportunity to inspect, investigate and test the collateral that is described in the Mortgage and the Loan and the Loan Materials, and the Purchaser will be purchasing the Loan pursuant to Purchaser’s independent examination, investigation, inspection and knowledge of the Loan and the collateral described in the Mortgage, and the Purchaser is relying upon its own determination of the value of the Loan and not upon any information provided, or to be provided by the Seller. Except as specifically set forth in this Agreement, the closing of the transaction shall constitute an acknowledgement by Purchaser that the transaction was closed and accepted without recourse to Seller, without representation or warranty, express or implied and otherwise the Loan was purchased “AS IS” “WHERE IS” and (“WITH ALL FAULTS”) based solely on Purchaser’s own independent inspection, investigation, testing and judgment.

8. ACKNOWLEDGEMENT AND AGREEMENT OF PURCHASER

(a) Sale Irrevocable. The Purchaser acknowledges and agrees that the sale of the Loan by the Seller to the Purchaser is irrevocable, and that the Purchaser shall have no recourse to the Seller, except with respect to the breaches of Representations and Warranties expressly set forth in this Agreement.

(b) Loan Defects. The Purchaser acknowledges that: (i) the Loan is or may be in default, and/or have been restructured or extended; (ii) title defects, lack of perfection of liens and other defects may exist with respect to the collateral (if any) of the Loan; and (iii) the consideration paid by the Purchaser pursuant to this Agreement for the purchase of the Loan may differ both in kind and amount from any payments or distributions which may ultimately be received by the Purchaser with respect to the Loan.

(c) Information Not Disclosed. Purchaser acknowledges that Purchaser has copies of certain documentation related to the Loan as set forth in Exhibit A and the Seller has but will not be giving the Purchaser access to nor transferring to the Purchaser any other information. The Purchaser has decided to buy the Loan notwithstanding its lack of knowledge of such information and the Seller shall have no liability to the Purchaser for nondisclosure of any such information as long as such information does not affect the truth or accuracy of any such information, representation or warranty made by the Seller in Section 5 of this Agreement.

(d) Assumption of Seller Obligations. The Purchaser acknowledges and agrees that as of and including the Closing Date, Purchaser assumes each, every and all of Seller’s obligations under and for the Loan and the Loan Documents arising on or after the Closing Date, agrees that Purchaser will be bound by and will perform in accordance with the provisions which, under the terms of the Loan Documents, are required to be performed by the “Lender” or “Bank,” as such terms, provisions, and obligations may be amended, restated, modified, or supplemented under the Loan Documents.

9. CONFIDENTIAL AGREEMENT Purchaser agrees (except as may be required by law or as necessary to enforce the Loan herein conveyed) that Purchaser will not disclose or use and Purchaser will cause its respective officers, directors, employees, representatives, agents, and advisors not to or use any information furnished by Seller to Purchaser with respect to this Agreement or the Loan or the transaction contemplated by this Agreement at any time or in any manner and will not use such information other than in connection with the closing of the transaction set forth in this Agreement or enforcing the obligations undertaken by the Borrower or any Guarantor under the Loan. If the transaction as set forth in this Agreement is not consummated, Purchaser will promptly return to the Seller all documents, contracts, records or Loan Materials supplied to it as part of the proposed transaction.

10. DEFAULT AND REMEDIES If Purchaser or Seller fails to consummate the purchase of the Loan pursuant to this Agreement for any reason, the non-defaulting party shall have the remedy to seek all rights, recourses or remedies available whether hereunder, at law or in equity, and all such rights/remedies and recourses are cumulative. In the event of any litigation between the parties to this Agreement, the parties hereby knowingly, voluntarily and intentionally waive the rights they may have to a trial by jury with respect to any and all issues presented in any action, proceeding, claim or counterclaim brought by an party against the other with respect to any matter arising out of, or in connection with this Agreement, the relationship of the parties and/or any claim for injury or damage, or any emergency or statutory remedy. This waiver by the parties of any right they may have to a trial by jury has been negotiated and is a material inducement for entering into this Agreement.

11. BROKERAGE AND FEES The parties acknowledge and agree that no brokerage agreement has been executed with respect to this Agreement and that no brokerage fees or commission is due to any party for the transaction contemplated by this Agreement. Seller and Purchaser represent and warrant that neither Seller nor Purchaser has used the services of a broker or sales representative in this transaction, and that there are no selling commissions due and payable to anyone. Each party hereby defends, indemnifies, and holds the other party harmless against any and all claims of brokers, finders or the like, and against the claims of all other persons or entities claiming any right to commission or compensation by or through acts of a party, or a party’s partners, agents or affiliates in connection with this Agreement. Such indemnity obligations shall include all damages, losses, costs, liabilities and expenses, including reasonable attorneys’ fees, which may be incurred by either party hereto in connection with all matters against which such party is being indemnified hereunder.

12. NOTICES All notices and other communications required or permitted hereunder shall be in writing and shall be given either by personal delivery, or by placing with an overnight courier, or by deposit in the United States mail, first class, registered or certified, return receipt requested, postage prepaid, correctly addressed to the intended recipient as set forth above. All notices will be effective upon receipt, if personally delivered, or one (1) day after delivery by courier or two (2) days after deposit in the mail as specified above.

Either party hereto may change the names and addresses of the designee, to whom notice shall be sent by giving written notice of such change to the other party hereto in the same manner as all other notices are required to be delivered.

13. MISCELLANEOUS

(a) Time is of the essence of this Agreement. Each party shall exercise due diligence in the satisfaction of all requirements to be satisfied by such party according to the terms of this Agreement.

(b) Wherever under the terms and provisions of this Agreement, the time for performance falls upon a Saturday, Sunday or legal holiday, such time for performance shall be extended to the next business day.

(c) This Agreement may be executed in counterparts, each of which shall constitute an original that all together shall constitute one and the same Agreement. This Agreement may be executed by any or all of the parties by facsimile.

(d) The terms, provisions, warranties and covenants made herein, and all other agreements, shall survive the Closing and delivery of the Loan Materials and other documents and instruments of conveyance and assignment, and this Agreement, and all other agreements, shall not be merged therein, but shall remain binding upon and for the parties hereto.

(e) In the event of any litigation between Purchaser and Seller as a result of or arising out of this Agreement, or of any document executed in connection herewith, all costs and expenses of such litigation incurred by the prevailing party, including reasonable attorneys’ fees, shall be paid by the non-prevailing party and awarded as part of any judgment entered. Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action arising under this Agreement or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Agreement or the transactions related thereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Agreement may file a copy of this Agreement or this Section of the Agreement with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

(f) The captions at the beginning of the several paragraphs, respectively, are for convenience in locating the context, but are not part of the context.

(g) In the event any term or provision of this Agreement shall be held illegal, invalid, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby, but each such term and provision shall be valid and shall remain in full force and effect.

(h) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

(i) This Agreement, and the Exhibits attached hereto, embody the entire contract between the parties hereto with respect to the subject matter described herein and supersedes any and all prior agreements, understandings, explanations, descriptions and statements written or oral, formal or informal. No extensions, changes, modifications or amendments to or of this Agreement, of any kind whatsoever, shall be made or claimed by Seller or Purchaser (except with respect to permitted unilateral waivers of conditions precedent) or shall have any force or effect whatsoever unless the same shall be endorsed in writing and fully signed by Seller and Purchaser.

(j) Each party will, whenever and as often as reasonably requested by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such additional instruments and documents as may be reasonably necessary in order to carry out the intent and purpose of this Agreement.

(k) All of the agreements, representations and warranties contained in this Agreement, and any of the documents or other agreements attached hereto, are for the sole benefit of Seller and Purchaser, and shall not be construed as creating in any third party any right, contract or interest.

(l) Neither Purchaser nor Seller shall have the right to assign, transfer and convey their rights and interest under this Agreement at any time without the prior written consent of the other party and such consent may be withheld in the sole discretion of such other party.

14. CHOICE OF LAW/JURISDICTION This Agreement and all conduct between PURCHASER and SELLER shall be governed by and construed in accordance with the laws of the State of New Mexico. The parties hereto each irrevocably submit and agree that all judicial proceedings between the parties to this Agreement shall be brought in the First Judicial District Court, County of Los Alamos, State of New Mexico.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SELLER:		PURCHASER:

LOS ALAMOS NATIONAL BANK		DX, LLC

By:	/s/ Michael W. Altum	By:	/s/ Cecil O’Brate
Its:	Loan Workout Officer	Its:	President

EXHIBIT A

1.	That certain Commercial Loan Agreement (Single Advance Loan) dated February 10, 2012 by and between Manhattan Isotope Technology, LLC as Borrower and Los Alamos National Bank, As Lender, and in reference to a promissory amount in the original principal amount of $708,321.33, together with any extensions, renewals and/or modifications thereof;

2.	That certain Promissory Note dated November 23, 2010 in the principal amount of $700,000.00 and given by Manhattan Isotope Technology, LLC as Borrower in favor of Los Alamos National Bank, As Lender, together with any extensions, renewals and/or modifications thereof;

3.	That certain Promissory Note dated November 23, 2011 in the principal amount of $700,000.00 and given by Manhattan Isotope Technology, LLC as Borrower in favor of Los Alamos National Bank, As Lender, together with any extensions, renewals and/or modifications thereof;

4.	That certain Promissory Note dated February 10, 2012 in the principal amount of $708,321.33 and given by Manhattan Isotope Technology, LLC as Borrower in favor of Los Alamos National Bank, As Lender;

5.	That certain Change In Terms Agreement dated February 10, 2013 by and between Manhattan Isotope Technology, LLC as Borrower and Los Alamos National Bank, As Lender;

6.	That certain Change In Terms Agreement dated September 26, 2014 by and between Manhattan Isotope Technology, LLC as Borrower and Los Alamos National Bank, As Lender;

7.	That certain Security Agreement dated November 23, 2010 and executed by Manhattan Isotope Technology, LLC in favor of Los Alamos National Bank, together with any renewals, extensions, substitutions and/or modifications thereof;

8.	That certain Security Agreement dated February 10, 2012 and executed by Positron Corporation in favor of Los Alamos National Bank, together with any renewals, extensions, substitutions and/or modifications thereof;

9.	UCC Financing Statement filed February 9, 2012 with the Texas Secretary of State under filing number 12-0004342824 with Los Alamos National Bank as Secured Party and Positron Corporation as Debtor;

10.	UCC Financing Statement filed November 23, 2010 with the New Mexico Secretary of State under filing number 2010017312J with Los Alamos National Bank as Secured Party and Manhattan Isotope Technology, LLC as Debtor;

11.	That certain agreement dated September 26, 2014 and entitled Commercial Guaranty, executed by Suzanne M. Kitten and guaranteeing the continuing payment and performance of any indebtedness owed by Manhattan Isotope Technology, LLC to Los Alamos National Bank;

12.	That certain agreement dated September 26, 2014 and entitled Commercial Guaranty, executed by Jason Kitten and guaranteeing the continuing payment and performance of any indebtedness owed by Manhattan Isotope Technology, LLC to Los Alamos National Bank;

13.	That certain agreement dated September 26, 2014 and entitled Commercial Guaranty, executed by Positron Corporation and guaranteeing the continuing payment and performance of any indebtedness owed by Manhattan Isotope Technology, LLC to Los Alamos National Bank, and;

14.	That certain Line of Credit Mortgage which is a junior mortgage covering or encumbering certain real property located at 154 Wheeler Place, Copper Mountain, Summit County, Colorado, recorded December 6, 2010 as Document No. 95287 with the Summit County Recorder.

EXHIBIT B

FORM OF ALLONGE TO PROMISSORY NOTE

Reference is made to the $708,321.33 Promissory Note dated February 10, 2012, payable to Los Alamos National Bank to the Order of Los Alamos National Bank, as such Note has been amended or modified prior to the date hereof, specifically including those certain Change in Terms Agreements dated February 10, 2013 and September 26, 2014 (the “Note”). This Allonge is attached to and made a permanent part of the Note.

PAY TO THE ORDER OF DX, LLC, its successors and assigns, without recourse representations or warranties of any kind.

    Executed as of April 30, 2015.

LOS ALAMOS NATIONAL BANK

By:	/s/ Michael W. Altum
Name:	Michael W. Altum
Title:	Loan Workout Officer

EXHIBIT C

FORM OF ASSIGNMENT OF LOAN DOCUMENTS

ASSIGNMENT OF LOAN DOCUMENTS

THIS ASSIGNMENT OF LOAN DOCUMENTS (“Assignment”) is made as of April 30, 2015 by LOS ALAMOS NATIONAL BANK (the “Seller”) to DX, LLC (the “Purchaser”).

RECITALS

A. The loan documents described on Schedule 1 hereto (collectively, the “Loan Documents”) were executed in connection with the loan transaction (the “Loan”).

B. Seller and Purchaser have entered into that certain LOAN PURCHASE SALE AGREEMENT dated April 30, 2015 (the “Loan Sale Agreement”) in which Seller has agreed to sell and the Purchaser has agreed to purchase the Loan and the Loan Materials (as defined in the Loan Sale Agreement) concerning the Loan.

NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Purchaser at the time of execution hereof, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment and Assumption. Except as set forth in Section 5 of the Loan Sale Agreement, Seller hereby grants, bargains, sells, assigns, transfers and sets over to Purchaser, without recourse, warranty or representation whatsoever, all of Seller’s right, title, interest, claim and demand in and to the Loan Documents, together with all moneys, principal and interest, now due and to become due thereon, and all rights, remedies and incidents thereunto belonging. The Change in Terms Agreement dated February 10, 2013 (Item 5 on Schedule 1), and the Change in Terms Agreement dated September 26, 2014 (Item 6 on Schedule 1) shall be originals. The remaining Loan Documents shall be copies. Purchaser accepts the foregoing assignment and assumes all of the obligations of Seller under the Loan Documents.

2. Conflict. Nothing in this Assignment shall be construed to be a modification or waiver of or limitation on any provision of the Loan Sale Agreement, including representations, warranties and agreements set forth therein. In the event of any inconsistency or conflict between this Assignment and the Loan Sale Agreement, terms and conditions of the Loan Sale Agreement shall control for all purposes.

3. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefits of the parties hereto, their respective legal representatives, successors in title and assigns.

4. Governing Law. The laws of the State of New Mexico shall govern the interpretation and validity and enforceability hereof without regard to concepts of conflicts of laws.

5. Severability. In the event any provision of this Assignment is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof.

SELLER:

LOS ALAMOS NATIONAL BANK

By:	/s/ Michael W. Altum
Name:	Michael W. Altum
Title:	Loan Workout Officer

STATE OF NEW MEXICO	)
) ss
COUNTY OF BERNALILLO	)

This instrument was acknowledged before me on April 30th, 2015, by Michael Altum, Loan Workout Officer of Los Alamos National Bank, a national banking institution, on behalf of said banking institution.

NOTARY PUBLIC
My Commission Expires:
March 25, 2017

PURCHASER:

DX, LLC

By:	/s/ Cecil O’Brate
Name:	Cecil O’Brate
Title:	President

STATE OF Kansas	)
) ss
COUNTY OF Finney	)

This instrument was acknowledged before me on April 29, 2015, by Cecil O’Brate, President of DX, LLC a              limited liability company, on behalf of said company.

/s/ Shayla Caffee
NOTARY PUBLIC
Shayla Caffee

My Commission Expires: 10-9-2017

SCHEDULE 1

[WILL BE THE SAME THING AS EXHIBIT A TO THE LOAN PURCHASE AGREEMENT]

1.	That certain Commercial Loan Agreement (Single Advance Loan) dated February 10, 2012 by and between Manhattan Isotope Technology, LLC as Borrower and Los Alamos National Bank, As Lender, and in reference to a promissory amount in the original principal amount of $708,321.33, together with any extensions, renewals and/or modifications thereof;

2.	That certain Promissory Note dated November 23, 2010 in the principal amount of $700,000.00 and given by Manhattan Isotope Technology, LLC as Borrower in favor of Los Alamos National Bank, As Lender, together with any extensions, renewals and/or modifications thereof;

3.	That certain Promissory Note dated November 23, 2011 in the principal amount of $700,000.00 and given by Manhattan Isotope Technology, LLC as Borrower in favor of Los Alamos National Bank, As Lender, together with any extensions, renewals and/or modifications thereof;

4.	That certain Promissory Note dated February 10, 2012 in the principal amount of $708,321.33 and given by Manhattan Isotope Technology, LLC as Borrower in favor of Los Alamos National Bank, As Lender;

5.	That certain Change In Terms Agreement dated February 10, 2013 by and between Manhattan Isotope Technology, LLC as Borrower and Los Alamos National Bank, As Lender;

6.	That certain Change In Terms Agreement dated September 26, 2014 by and between Manhattan Isotope Technology, LLC as Borrower and Los Alamos National Bank, As Lender;

7.	That certain Security Agreement dated November 23, 2010 and executed by Manhattan Isotope Technology, LLC in favor of Los Alamos National Bank, together with any renewals, extensions, substitutions and/or modifications thereof;

8.	That certain Security Agreement dated February 10, 2012 and executed by Positron Corporation in favor of Los Alamos National Bank, together with any renewals, extensions, substitutions and/or modifications thereof;

9.	UCC Financing Statement filed February 9, 2012 with the Texas Secretary of State under filing number 12-0004342824 with Los Alamos National Bank as Secured Party and Positron Corporation as Debtor;

10.	UCC Financing Statement filed November 23, 2010 with the New Mexico Secretary of State under filing number 2010017312J with Los Alamos National Bank as Secured Party and Manhattan Isotope Technology, LLC as Debtor;

11.	That certain agreement dated September 26, 2014 and entitled Commercial Guaranty, executed by Suzanne M. Kitten and guaranteeing the continuing payment and performance of any indebtedness owed by Manhattan Isotope Technology, LLC to Los Alamos National Bank;

12.	That certain agreement dated September 26, 2014 and entitled Commercial Guaranty, executed by Jason Kitten and guaranteeing the continuing payment and performance of any indebtedness owed by Manhattan Isotope Technology, LLC to Los Alamos National Bank;

13.	That certain agreement dated September 26, 2014 and entitled Commercial Guaranty, executed by Positron Corporation and guaranteeing the continuing payment and performance of any indebtedness owed by Manhattan Isotope Technology, LLC to Los Alamos National Bank, and;

14.	That certain Line of Credit Mortgage which is a junior mortgage covering or encumbering certain real property located at 154 Wheeler Place, Copper Mountain, Summit County, Colorado, recorded December 6, 2010 as Document No. 95287 with the Summit County Recorder.

EXHIBIT D

FORM OF ASSIGNMENT OF MORTGAGE

ASSIGNMENT OF MORTGAGE

Los Alamos National Bank, holder of that certain Line of Credit Mortgage from Jason J. Kitten and Suzanne M. Kitten to Los Alamos National Bank, dated November 23, 2010 and recorded on December 6, 2010 as Document No. 95287 in the records of Summit County, Colorado, hereby assigns said mortgage and the obligation secured thereby to DX, LLC, whose address is 3118 N. Cummings Road (P.O. Box 399), Garden City, Kansas 67846. The undersigned makes the above ASSIGNMENT OF MORTGAGE without recourse, representation or warranty.

Witness its hand and seal this 30 day of April, 2015.

LOS ALAMOS NATIONAL BANK

By:	/s/ Michael W. Altum
Name:	Michael W. Altum
Title:	Loan Workout Officer

STATE OF NEW MEXICO	)
) ss
COUNTY OF BERNALILLO	)

This instrument was acknowledged before me on April 30th, 2015, by Michael Altum, Loan Workout Officer of Los Alamos National Bank, a national banking institution, on behalf of said banking institution.

NOTARY PUBLIC
My Commission Expires:
March 25, 2017